UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 12, 2015)

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Former Name or Former Address, if Changed Since Last Report:
N/A

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Donald R. Ramon as Chief Financial Officer, Treasurer and Secretary to Replace Nicholas Radesca

On May 12, 2015, the board of directors of Realty Finance Trust, Inc. (the “Company”) appointed Donald R. Ramon to serve as the Company’s chief financial officer, treasurer and secretary, effective as of May 15, 2015, immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. In connection with Mr. Ramon’s appointment as chief financial officer, treasurer and secretary of the Company, Nicholas Radesca resigned from his roles as chief financial officer, treasurer and secretary of the Company, effective as of May 15, 2015, immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Mr. Radesca also resigned from his roles as chief financial officer, treasurer and secretary of the Company’s advisor, Realty Finance Advisors, LLC (the “Advisor”). Mr. Radesca did not resign pursuant to any disagreement with the Company. Mr. Ramon will also serve as chief financial officer, treasurer and secretary of the Advisor. There are no related party transactions involving Mr. Ramon that are reportable under Item 404(a) of Regulation S-K.

Donald R. Ramon, 51, has served as the chief financial officer secretary and treasurer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since May 2015. Prior to joining the Company and ARCT V, Mr. Ramon worked for CMG Mortgage, Inc. (“CMG”) from June 2014 until September 2014 as chief financial officer for a real estate investment trust to be formed by CMG focused on investing in mortgage assets originated by CMG. From January 2009 until May 2014, Mr. Ramon served as chief financial officer of Invesco Mortgage Capital Inc., a real estate investment trust focused on residential and commercial mortgage-backed securities and mortgage loans. Mr. Ramon has more than 25 years of experience in financial services, real estate finance accounting and operations. Mr. Ramon holds a Bachelor of Arts from the University of South Florida and is a licensed certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

Date: May 15, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer